Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 21, 2008, relating to the financial statements of China Mining Resources Holdings Limited, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Rothstein, Kass & Company, P.C.

Roseland, New Jersey

April 25, 2008